As filed with the Securities and Exchange Commission on April 4, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REED ELSEVIER PLC	REED ELSEVIER CAPITAL INC.	REED ELSEVIER NV
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

England	Delaware	The Netherlands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	51-8365797	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1-3 Strand London WC2N 5JR England (44) 20 7166 5681	1105 North Market Street Wilmington, Delaware 19801 (302) 427 9299	Radarweg 29 1043 NX Amsterdam The Netherlands (31) 20 485 2906
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Kenneth Thompson II, Esq.

Reed Elsevier Inc.

125 Park Avenue

23rd Floor

New York, NY 10017

(212) 309-5498

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

D. Rhett Brandon, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

(212) 455-2000

Approximate date of commencement of proposed exchange offer:

As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
3.125% Notes due 2022	$950,000,000	100%	$950,000,000	$129,580
Guarantees of 3.125% Notes due 2022	N/A(2)	(2)	(2)	(2)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 4, 2013

PRELIMINARY PROSPECTUS

Reed Elsevier Capital Inc.

Offer to Exchange (the “Exchange Offer”)

$950,000,000 aggregate principal amount of our 3.125% Notes due 2022 (the “New Notes”),

which have been registered under the Securities Act of 1933, as amended (the “Securities Act”),

for any and all of our outstanding unregistered 3.125% Notes due 2022 (the “Old Notes”).

We are conducting the Exchange Offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

•	We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn for an equal principal amount of New Notes that are freely tradable.

•	The Exchange Offer for Old Notes expires at midnight, New York City time, on , 2013, unless extended (the “Expiration Date”).

•	You may withdraw tenders of Old Notes at any time prior to the Expiration Date of the Exchange Offer.

•

The Old Notes are, and the New Notes will be, fully, unconditionally and irrevocably guaranteed (the “Guarantees”) jointly and severally by Reed Elsevier PLC and Reed Elsevier NV (the “Guarantors”). The Guarantees will rank equally with all of the existing and future senior unsecured indebtedness of Reed Elsevier PLC and Reed Elsevier NV.

•

The terms of the New Notes to be issued in the Exchange Offer are substantially identical to the Old Notes, except that the New Notes will be freely tradable. The New Notes will have the same financial terms as the Old Notes, and are subject to the same business and financial risks.

All untendered Old Notes will continue to be subject to any applicable restrictions on transfer set forth in the Old Notes and in the indenture governing the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Old Notes under the Securities Act.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days commencing on the day the Exchange Offer is consummated (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make available a prospectus meeting the requirements of the Securities Act for use by broker-dealers in connection with any such resale. See “Plan of Distribution.”

For a more detailed description of the New Notes, see “Description of the New Notes and the Guarantees” beginning on page 18.

See “Risk Factors” beginning on page 6 for a discussion of certain risks you should consider before participating in the Exchange Offer.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the New Notes to be issued in the Exchange Offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

    , 2013

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates important business and financial information about Reed Elsevier (being the combined business of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc, Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures) that is contained in its filings with the U.S. Securities and Exchange Commission (the “SEC”) but that is not included in, or delivered with, this prospectus. The following information has been filed with the SEC and shall be deemed to be incorporated in, and to form part of, this prospectus:

•	The Annual Report of Reed Elsevier on Form 20-F filed with the SEC on March 12, 2013 in respect of the year ended December 31, 2012 (the “Form 20-F”).

In addition, all reports on Form 20-F filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K subsequent to the date of this prospectus and prior to the termination of the Exchange Offer, shall also be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein or attached as an annex hereto shall be deemed to be modified or superseded for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document and deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Form 20-F and any other document deemed incorporated by reference in this prospectus may be accessed via the SEC website at http://www.sec.gov. This information is also available without charge to you by calling us or writing to us at the following address:

Reed Elsevier Capital Inc.

1105 North Market Street, Suite 501

Wilmington, Delaware 19801

(302) 427-9299

In order to ensure timely delivery of such documents, you must request this information no later than five business days before the date you must make your investment decision. Accordingly, you should make any request for documents by             , 2013, to ensure timely delivery of the documents prior to the Expiration Date of the Exchange Offer.

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GENERAL INFORMATION

As used in this prospectus, “Reed Elsevier Capital Inc.” refers to Reed Elsevier Capital Inc. and “Guarantors” refers to Reed Elsevier PLC and Reed Elsevier NV. Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal and national identities. Reed Elsevier Capital Inc. is a 100% owned indirect subsidiary of Reed Elsevier Group plc. “Reed Elsevier” is not a legal entity but a collective reference to the separate legal entities of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc and Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures. The businesses of all of the entities comprising Reed Elsevier are collectively referred to in this prospectus as “Reed Elsevier,” and the financial statements of the combined businesses are referred to as the “combined financial statements.” In this prospectus, references to “we,” “our” or “us” are to all of the entities comprising Reed Elsevier.

In this prospectus and the documents incorporated by reference herein, references to U.S. dollars, $, cents and ¢ are to U.S. currency; references to sterling, £, pence or p are to U.K. currency; and references to euro and € are to the currency of the European Economic and Monetary Union. Solely for the convenience of the reader, this prospectus and the documents incorporated by reference herein contain translations of certain pounds sterling amounts into U.S. dollars and certain euro amounts into U.S. dollars at the relevant Noon Buying Rate. Noon Buying Rates have not been used in the preparation of the Reed Elsevier combined financial statements, the Reed Elsevier PLC consolidated financial statements or the Reed Elsevier NV consolidated financial statements.

AVAILABLE INFORMATION

Reed Elsevier PLC and Reed Elsevier NV are subject to the informational requirements of the Exchange Act and therefore file reports and other information with the SEC. You may obtain a copy of any filing Reed Elsevier PLC and Reed Elsevier NV have made with the SEC directly from the SEC. You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain more information about the SEC’s public reference rooms and their copy charges by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by SEC. The address of this site is http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

Reed Elsevier PLC is a public limited company incorporated in England and Reed Elsevier NV is a public limited company incorporated under the laws of The Netherlands. Some of the directors and executive officers of the Guarantors are non-residents of the United States, and all or a substantial portion of the assets of the Guarantors and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Guarantors or these non-resident persons or to enforce against any of them in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Reed Elsevier PLC has been advised by counsel that there is doubt as to the enforceability in England in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated upon the federal securities laws of the United States.

Reed Elsevier NV has been advised by counsel that in the absence of an applicable convention between the United States and The Netherlands, a judgment rendered by a U.S. court, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States, will not be enforced by the courts of The Netherlands. In order to obtain a judgment which is enforceable in The Netherlands, the claim must be re-litigated before a competent Netherlands court. A judgment rendered by a U.S. court will, under current practice, be confirmed by a Netherlands court if it finds that:

•	the judgment results from proceedings compatible with Netherlands concepts of due process;

•	the judgment is final and conclusive; and

•	the judgment does not contravene the public policy of The Netherlands.

If the judgment is confirmed by a Netherlands court, that court will generally grant the same claim without re-litigation on the merits, provided that the court may mitigate the amount of damages awarded by a U.S. court. Each of Reed Elsevier PLC and Reed Elsevier NV has consented to service of process in the Borough of Manhattan, the City of New York, for claims based upon the indenture (as described below under the heading “Description of the New Notes and the Guarantees”), the New Notes and the Guarantees.

ii

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference a number of forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to:

•	financial condition;

•	results of operations;

•	competitive positions;

•	the features and functions of and markets for the products and services we offer; and

•	our business plans and strategies.

We consider any statements that are not historical facts to be “forward-looking statements.” These statements are based on the current expectations of the management of our businesses and are subject to risks and uncertainties that could cause actual results or outcomes to differ from those expressed in any forward-looking statement. These differences could be material; therefore, you should evaluate forward-looking statements in light of various important factors, including those set forth or incorporated by reference in this prospectus.

Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	competitive factors in the industries in which we operate;

•	demand for our products and services;

•	exchange rate fluctuations;

•	general economic and business conditions;

•	legislative, fiscal, tax and regulatory developments and political risks;

•	the availability of third party content and data;

•	breaches of our data security systems or other unauthorised access to our databases;

•	our ability to maintain high quality management;

•	changes in law and legal interpretation affecting our intellectual property rights and internet communications;

•	uncertainties as to whether our strategies, business plans and acquisitions will produce the expected returns;

•	significant failures or interruptions of our electronic platforms;

•	failure of third parties to whom we have outsourced business activities;

•	changes in the market values of defined benefit pension scheme assets and in the market related assumptions used to value scheme liabilities;

•	downgrades to the credit ratings of our debt;

•	breaches of generally accepted ethical business standards or applicable statutes;

•	our ability to manage our environmental impact; and

•	other risks referenced from time to time in the filings of Reed Elsevier PLC and Reed Elsevier NV with the SEC.

The terms “estimate”, “project”, “plan”, “intend”, “expect”, “should be”, “will be”, “believe” and similar expressions identify forward looking statements. These forward looking statements are found at various places throughout this prospectus and the other documents incorporated by reference herein.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

iii

SUMMARY

This summary highlights key information described in greater detail elsewhere in this prospectus, including the documents incorporated by reference. You should read carefully the entire prospectus and the documents incorporated by reference before making an investment decision.

Reed Elsevier

Reed Elsevier is a world leading provider of professional information solutions organised as five business segments: Elsevier, providing scientific, technical and medical information solutions; LexisNexis Risk Solutions, providing risk information and analytics to business and government customers; LexisNexis Legal & Professional, providing legal, tax, regulatory and business information solutions to professionals, business and government customers; Reed Exhibitions, organising trade exhibitions and conferences; and Reed Business Information, providing information and marketing solutions to business professionals.

Reed Elsevier came into existence in January 1993, when Reed Elsevier PLC and Reed Elsevier NV contributed their respective businesses to two jointly-owned companies, Reed Elsevier Group plc, a UK registered company which owns the publishing and information businesses, and Elsevier Reed Finance BV, a Dutch registered company which owns the financing activities. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal and national identities and are publicly held companies. Reed Elsevier PLC’s securities are listed in London and New York, and Reed Elsevier NV’s securities are listed in Amsterdam and New York. Reed Elsevier Capital Inc. is incorporated in the state of Delaware and is a 100% owned indirect subsidiary of Reed Elsevier Group plc, which is jointly owned by Reed Elsevier PLC and Reed Elsevier NV.

Reed Elsevier PLC and Reed Elsevier NV each hold a 50% interest in Reed Elsevier Group plc. Reed Elsevier PLC holds a 39% interest in Elsevier Reed Finance BV, with Reed Elsevier NV holding a 61% interest. Reed Elsevier PLC additionally holds a 5.8% indirect equity interest in Reed Elsevier NV, reflecting the arrangements entered into between the two companies at the time of the merger, which determined the equalisation ratio whereby one Reed Elsevier NV ordinary share is, in broad terms, intended to confer equivalent economic interests to 1.538 Reed Elsevier PLC ordinary shares. The equalisation ratio is subject to change to reflect share splits and similar events that affect the number of outstanding ordinary shares of either Reed Elsevier PLC or Reed Elsevier NV.

Under the equalisation arrangements, Reed Elsevier PLC shareholders have a 52.9% economic interest in Reed Elsevier, and Reed Elsevier NV shareholders (other than Reed Elsevier PLC) have a 47.1% economic interest in Reed Elsevier. Holders of ordinary shares in Reed Elsevier PLC and Reed Elsevier NV enjoy substantially equivalent dividend and capital rights with respect to their ordinary shares.

The Boards of both Reed Elsevier PLC and Reed Elsevier NV have agreed, other than in special circumstances, to recommend equivalent gross dividends (including, with respect to the dividend on Reed Elsevier PLC ordinary shares, the associated UK tax credit), based on the equalisation ratio. A Reed Elsevier PLC ordinary share pays dividends in sterling and is subject to UK tax law with respect to dividend and capital rights. A Reed Elsevier NV ordinary share pays dividends in euros and is subject to Dutch tax law with respect to dividend and capital rights.

The principal assets of Reed Elsevier PLC comprise its 50% interest in Reed Elsevier Group plc, its 39% interest in Elsevier Reed Finance BV, its indirect equity interest in Reed Elsevier NV and certain amounts receivable from subsidiaries of Reed Elsevier Group plc. The principal assets of Reed Elsevier NV comprise its 50% interest in Reed Elsevier Group plc, its 61% interest in Elsevier Reed Finance BV and certain amounts receivable from subsidiaries of Reed Elsevier Group plc. Reed Elsevier NV also owns shares, carrying special dividend rights, in Reed Elsevier Overseas BV, a Dutch registered subsidiary of Reed Elsevier Group plc. These shares enable Reed Elsevier NV to receive dividends from companies within its tax jurisdiction, thereby mitigating Reed Elsevier’s potential tax costs.

Reed Elsevier PLC’s principal executive office is located at 1-3 Strand, London WC2N 5JR, England, and the telephone number is (44) 20 7166 5681. Reed Elsevier Capital Inc.’s principal executive office is located at 1105 North Market Street, Wilmington, Delaware 19801 and the telephone number is (302) 427-9299. Reed Elsevier NV’s principal executive office is located at Radarweg 29, 1043 NX, Amsterdam, The Netherlands, and the telephone number is (31) 20 485 2906.

Summary of the Exchange Offer

Background

On October 16, 2012, Reed Elsevier Capital Inc. issued $250,000,000 principal amount of 3.125% Notes due 2022 in a private offering and on October 24, 2012 and November 7, 2012, Reed Elsevier Capital Inc. issued a further $311,176,000 principal amount of the 3.125% Notes due 2022 in a private exchange offer. On March 27, 2013, Reed Elsevier Capital Inc. issued a further $388,824,000 principal amount of the 3.125% Notes due 2022 in a private exchange for the holder’s 8.625% Notes due 2019.

We are required to conduct the Exchange Offer pursuant to registration rights agreements dated October 16, 2012 and March 22, 2013 for the purpose of allowing holders to exchange their Old Notes for New Notes which have been registered under the Securities Act.

The Exchange Offer

We are offering $950,000,000 principal amount of 3.125% Notes due 2022 registered under the Securities Act for any and all outstanding unregistered $950,000,000 principal amount of 3.125% Notes due 2022 issued on October 16, 2012, October 24, 2012, November 7, 2012 and March 27, 2013.

In order to exchange an Old Note, you must follow the required procedures and we must accept the Old Note for exchange. We will exchange all Old Notes validly offered for exchange, or “tendered,” and not validly withdrawn.

Expiration Date	The Exchange Offer expires at midnight, New York City time, on , 2013, unless we extend such date or time for the Exchange Offer. We may extend the Expiration Date for any reason. We will complete the Exchange Offer and issue the New Notes promptly after the Expiration Date.

Resale of New Notes

Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer New Notes issued pursuant to the Exchange Offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•     are not a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities;

•     acquire the New Notes issued in the Exchange Offer in the ordinary course of your business;

•     are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate in, the distribution of the New Notes issued in the Exchange Offer; and

•     are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act.

By tendering Old Notes as described in “The Exchange Offer—Procedures for Tendering Old Notes,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

If you are a broker-dealer that acquired Old Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes as described in this summary under “Restrictions on Sale by Broker-Dealers” below.

We base our belief on interpretations by the SEC staff in interpretive letters issued to other issuers in exchange offer like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers	If you are a broker-dealer that has received New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. For a period of 90 days commencing on the day the Exchange Offer is consummated (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus) we will make available a prospectus meeting the requirements of the Securities Act for use by broker-dealers in connection with any such resale.

Consequences If You Do Not Exchange Your Old Notes	If you are eligible to participate in the Exchange Offer and you do not tender your Old Notes, your Old Notes will continue to be subject to any applicable transfer restrictions. These transfer restrictions and the availability of New Notes could adversely affect the trading market for your Old Notes. The Old Notes and the New Notes will not be fungible.

Procedures for Tendering

If you wish to participate in the Exchange Offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the Old Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you wish to participate in the Exchange Offer and your Old Notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity. Old Notes held in The Depository Trust Company (“DTC”) may be tendered in the Exchange Offer using DTC’s Automated Tender Offer Program system. Eligible holders should be aware that the bank, broker, dealer, trust company or other nominee through which they hold their Old Notes may have earlier deadlines for taking action pursuant to the Exchange Offer and, accordingly, eligible holders are urged to contact their bank, broker, dealer, trust company or other nominee to determine any additional deadline that may have been established for taking action in relation to the Exchange Offer. See “The Exchange Offer—Procedures for Tendering Old Notes.”

Guaranteed Delivery Procedures	If you wish to tender your Old Notes and your Old Notes are not immediately available or you cannot deliver your Old Notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your Old Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Tax Consequences	The exchange of Old Notes for New Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. For a summary of the United States federal income tax consequences of the Exchange Offer, see “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be cancelled.

Exchange Agent	The Bank of New York Mellon is the Exchange Agent (the “Exchange Agent”) for the Exchange Offer. The address and telephone number of the Exchange Agent is listed under the heading “The Exchange Offer—Exchange Agent.”

Summary of the New Notes and Guarantees

The summary below describes the principal terms of the New Notes and the related guarantees. For a more complete understanding of the terms of the New Notes, the guarantees and the indenture governing the New Notes and the guarantees, you should read the section entitled “Description of the New Notes and the Guarantees.”

Issuer	Reed Elsevier Capital Inc.

Notes Offered	$950,000,000 aggregate principal amount of 3.125% Notes due 2022.

Maturity Date	October 15, 2022.

Ranking	The New Notes will be senior unsecured obligations of Reed Elsevier Capital Inc. The New Notes will rank equally in right of payment with all of the existing and future senior unsecured indebtedness of Reed Elsevier Capital Inc.

Interest Payment Dates	April 15 and October 15 of each year.

First Interest Payment Date	April 15, 2013.

Guarantors	Reed Elsevier PLC and Reed Elsevier NV.

Guarantees	Reed Elsevier PLC and Reed Elsevier NV will fully, unconditionally and irrevocably guarantee the New Notes on a joint and several basis. The Guarantees will rank equally with all of the existing and future senior unsecured indebtedness of Reed Elsevier PLC and Reed Elsevier NV.

Covenants	Under the indenture, we have agreed to certain restrictions on incurring liens and entering into certain transactions.

Optional Redemption of the New Notes

Prior to July 15, 2022, Reed Elsevier Capital Inc. may redeem the New Notes, in whole or in part, at any time at the “make-whole” redemption price described under the heading “Description of the New Notes and the Guarantees—Optional Redemption of the New Notes” in this prospectus.

At any time on or after July 15, 2022, we may redeem the New Notes in whole or in part at 100% of the principal amount of the New Notes being redeemed, plus accrued interest on the principal amount being redeemed to the redemption date.

Change of Control—Redemption at the Option of the Holders	A Change of Control Triggering Event will be deemed to occur if a Change of Control and Rating Event (each as defined herein under the Section entitled “Description of the New Notes and the Guarantees—Change of Control—Offer to Repurchase Upon Change of Control Triggering Event”) occurs, in which case, unless we have exercised our right to redeem the New Notes as described under “Description of the New Notes and the Guarantees—Optional Redemption of the New Notes,” each Holder will be entitled to require us to purchase such Holder’s Notes at 101% of their principal amount plus interest accrued to but excluding the date of purchase.

Optional Redemption of the New Notes for Tax Reasons	Reed Elsevier Capital Inc. may redeem all, but not part, of the New Notes upon the occurrence of certain tax events at the redemption price described under the heading “Description of the New Notes and the Guarantees—Optional Redemption for Tax Reasons” in this prospectus.

Governing Law	State of New York.

Listing	We do not intend to list the New Notes on any securities exchange.

Trustee	The Bank of New York Mellon.

Paying and Transfer Agent	The Bank of New York Mellon.

Risk Factors	Before making an investment decision in relation to the Exchange Offer, eligible holders should consider carefully all of the information included or incorporated by reference in this prospectus, including, in particular, the information under “Risk Factors” in this prospectus and the information under “Risk Factors” in Reed Elsevier’s Form 20-F incorporated by reference herein.

RISK FACTORS

Participation in the Exchange Offer and an investment in the New Notes involve certain risks. You should carefully consider the potential risks to Reed Elsevier Capital Inc. and the Guarantors described below and those described in Reed Elsevier’s Form 20-F, as well as the other information included or incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of the New Notes could decline due to any of these risks, and you may lose all or part of your investment if any of these risks were to materialize.

Risks Related to Our Business

For a discussion of risks relating to our business, see Item 3 (“Key Information—Risk Factors”) and Item 11 (“Quantitative and Qualitative Disclosures About Market Risk”) in Reed Elsevier’s Form 20-F incorporated by reference herein.

Risks Related to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will continue to be subject to any applicable transfer restrictions, which may adversely affect their market price.

If you do not properly tender your Old Notes for New Notes in the Exchange Offer, you will continue to be subject to any applicable restrictions on the transfer of your Old Notes. In general, the Old Notes may not be offered or sold unless they are registered under the Securities Act, as well as applicable state securities laws, or exempt from registration thereunder. We do not intend to register resales of the Old Notes under the Securities Act. You should refer to “The Exchange Offer—Procedures For Tendering Old Notes” for information about how to tender your Old Notes. The tender of Old Notes under the Exchange Offer will reduce the outstanding amount of each series of the Old Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Old Notes due to a reduction in liquidity.

Late deliveries of Old Notes and other required documents could prevent you from exchanging your Old Notes.

Holders are responsible for complying with all procedures of the Exchange Offer. The issuance of New Notes in exchange for Old Notes will occur only upon completion of the procedures described in “The Exchange Offer—Procedures For Tendering Old Notes.” Therefore, holders of Old Notes who wish to exchange them for New Notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the Exchange Agent are obligated to extend the Exchange Offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

A broker-dealer that purchased Old Notes for its own account as part of market making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a current prospectus will be available to broker-dealers wishing to resell their New Notes.

Risks Related to the New Notes and the Guarantees

Reed Elsevier Capital Inc. is a finance company that will depend on payments under intercompany loans to provide it with funds to meet its obligations under the New Notes.

Reed Elsevier Capital Inc. is a financing entity that has no business operations or subsidiaries, and its only assets are intercompany advances it makes to Reed Elsevier. As such, Reed Elsevier Capital Inc.’s ability to make payments of interest, principal and premium, if any, on the New Notes will be wholly dependent upon payments from Reed Elsevier under intercompany loans to provide it with funds to make payments due on the New Notes.

The New Notes and the Guarantees will be unsecured obligations.

The New Notes will be senior, unsecured indebtedness of Reed Elsevier Capital Inc. and will rank equally in right of payment with all current and future unsecured and unsubordinated obligations of Reed Elsevier Capital Inc. The Guarantees will rank equally in right of payment with all existing and future senior, unsecured and unsubordinated indebtedness of each Guarantor. The New Notes and the Guarantees will be effectively subordinated to any future secured indebtedness of Reed Elsevier Capital Inc. and each Guarantor, respectively, to the extent of the collateral securing such indebtedness. As of December 31, 2012, neither Reed Elsevier Capital Inc. nor the Guarantors had any secured indebtedness outstanding. For more information on the ranking of the New Notes, see “Description of the New Notes and the Guarantees.”

We may be unable to purchase the New Notes upon the occurrence of a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, as defined in the indenture governing the New Notes, we are required to offer to purchase all of the New Notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If a Change of Control Triggering Event occurs, we may not have sufficient funds to pay the repurchase price, and we may be required to secure third-party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. The events that cause a Change of Control Triggering Event under the indenture may also result in an event of default under our credit facilities and certain of our other debt instruments, which may cause the acceleration of our other indebtedness. Our future indebtedness may also contain restrictions on our ability to repurchase the New Notes upon certain events, including transactions that would constitute a Change of Control Triggering Event under the indenture. Our failure to repurchase the New Notes following the occurrence of a Change of Control Triggering Event would constitute an event of default under the indenture.

The provisions relating to a Change of Control Triggering Event set forth in the indenture governing the New Notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a Change of Control Triggering Event under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or a downgrading or withdrawal of the requisite credit ratings by rating agencies so as to trigger our obligation to repurchase the New Notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the New Notes to require us to repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

Payments on the New Notes or the Guarantees could be subject to withholding under the European Union Savings Directive.

Under EC Council Directive 2003/48/EC on the taxation of savings income, each Member State of the European Union (“EU”) (each a “Member State”) is required to provide to the tax authorities of any other Member State details of payments of interest (or similar income), which for this purpose may include payments on redemption of the New Notes representing any discount on issue or premium payable on redemption, paid by a person within its jurisdiction to or for the benefit of, or collected by such person for, an individual resident in that other Member State or to certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

If a payment were to be made or collected through a member state of the European Union that has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither Reed Elsevier Capital Inc. nor the Guarantors nor any paying agent nor any other person would be obliged to pay additional amounts with respect to any Notes as a result of the imposition of such withholding tax.

The New Notes may not be a suitable investment for all investors.

Each potential investor in the New Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the New Notes, the merits and risks of investing in the New Notes and the information contained or incorporated by reference in this prospectus;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the New Notes and the impact such investment will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the New Notes;

•	understand thoroughly the terms of the New Notes; and

•

be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

There may not be a liquid trading market for the New Notes.

An active market for the New Notes may not develop, and any market that develops may not last. We do not intend to list the New Notes on any securities exchange. If the New Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your New Notes at a fair market value or at all.

The value of your investment in the New Notes may be subject to interest rate fluctuations.

Investment in the New Notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the New Notes.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the New Notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the New Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Legal considerations may restrict certain investments.

The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each prospective investor should consult its legal advisers to determine whether and to what extent (1) the New Notes are legal investments for it, (2) the New Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any of the New Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the New Notes under any applicable risk-based capital or similar rules.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Old Notes, the terms of which are substantially identical in all material respects to the New Notes. The New Notes will accrue interest on the same terms as the Old Notes. Accordingly, the issuance of the New Notes will not result in any increase in our outstanding indebtedness or change in our capitalization or result in the early payment of interest. Any Old Notes that are exchanged pursuant to the Exchange Offer will be cancelled.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges of Reed Elsevier for the periods indicated. This table should be read in conjunction with the Form 20-F, which have been incorporated by reference in this prospectus.

	Year ended
	2012 £m	2011 £m	2010 £m	2009 £m	2008 £m
Earnings calculation(1)
Profit before taxation from continuing operations	1,187	948	768	435	617
Deduct income from equity investees	(24)	(30)	(22)	(15)	(18)

Profit before taxation (excluding share of results of joint ventures)	1,163	918	746	420	599
Dividend from joint ventures	20	33	24	23	23
Interest expense	224	241	270	290	199
Interest component of rent expense(2)	37	39	41	44	39

Total Earnings	1,444	1,231	1,081	777	860

Fixed charge calculation(1)
Interest expense	224	241	270	290	199
Interest component of rent expense(2)	37	39	41	44	39

Total fixed charge	261	280	311	334	238

Ratio calculation	5.5	4.4	3.5	2.3	3.6

(1)	For the purpose of computing these ratios of earnings to fixed charges, the term “earnings” means profit before tax from continuing operations before adjustment for minority interests, plus fixed charges, and the term “fixed charges” means interest on all borrowings, including capital leases and amortization of debt expense, plus the estimated interest element of rental expense.
(2)	The interest component of rent expense is one-third of rent expense as representative of the interest portion of rentals.

THE EXCHANGE OFFER

Purpose of Exchange Offer

On October 16, 2012, Reed Elsevier Capital Inc. issued $250,000,000 principal amount of 3.125% Notes due 2022 in a private offering (the “Old Cash Offer Notes”) and on October 24, 2012 and November 7, 2012, Reed Elsevier Capital Inc. issued a further $311,176,000 principal amount of the 3.125% Notes due 2022 in a private exchange offer and on March 27, 2013, Reed Elsevier Capital Inc. issued a further $388,824,000 principal amount of the 3.125% Notes due 2022 in a private exchange.

We are required to conduct the Exchange Offer pursuant to registration rights agreements dated October 16, 2012 and March 22, 2013 for the purpose of allowing holders to exchange their Old Notes for New Notes which have been registered under the Securities Act.

We are offering $950,000,000 principal amount of 3.125% Notes due 2022 registered under the Securities Act for any and all outstanding unregistered $950,000,000 principal amount of 3.125% Notes due 2022 issued on October 16, 2012, October 24, 2012, November 7, 2012 and March 27, 2013.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, for each $2,000 principal amount of Old Notes and integral multiples of $1,000 in excess thereof properly surrendered and not withdrawn before the Expiration Date of the Exchange Offer, we will issue New Notes in the amount of $2,000 and integral multiples of $1,000 in excess thereof. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In addition, untendered portions of Old Notes must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered.

The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that:

•	the New Notes will have a different CUSIP number from the Old Notes; and

•	the New Notes will be registered under the Securities Act and, therefore, the global securities representing the New Notes will not bear legends restricting the transfer of interests in the New Notes.

No interest will be paid on either the New Notes or the Old Notes at the time of the exchange. The New Notes will accrue interest from and including the last interest payment date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Cash Offer Notes. Accordingly, the holders of Old Notes that are accepted for exchange will not receive accrued but unpaid interest on Old Notes at the time of tender. Rather, that interest will be payable on the New Notes delivered in exchange for the Old Notes on the first interest payment date after the Expiration Date of the Exchange Offer.

Under existing SEC interpretations, the New Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in interpretative letters issued to other issuers in exchange offer like this one. We have not, however, asked the SEC to consider this particular Exchange Offer in the context of an interpretative letter. Therefore, the SEC might not treat this Exchange Offer in the same way it has treated other exchange offer in the past. You will be relying on the interpretative letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these interpretative letters, the following conditions must be met in order to receive freely transferable New Notes:

•	you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities;

•	you must acquire the New Notes in the ordinary course of your business;

•

you must not be participating in, and do must not intend to participate in, and have no arrangements or understandings with any person to participate in, the distribution of the New Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act.

By tendering your Old Notes as described in “—Procedures for Tendering Old Notes,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the interpretative letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

For a full list of the representations that each tendering holder of Old Notes must make in order to participate in one or more of the Exchange Offer, see “—Acknowledgments, Representations, Warranties and Undertakings.”

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes if they participate in the Exchange Offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

A broker-dealer that has purchased Old Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any New Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the New Notes.

In addition, the Exchange Offer is made to all holders of Old Notes other than to any such holder in the European Economic Area to whom the Exchange Offer cannot be made without requiring the production of a prospectus for purposes of the Directive 2003/71/EC (which condition may be certified or validated by way of representations from such holders).

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of New Notes. We are not making this Exchange Offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue-sky laws of that jurisdiction.

Holders of Old Notes do not have appraisal or dissenters’ rights under state law. We intend to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

Expiration Date; Extensions; Amendments

The Expiration Date for the Exchange Offer is midnight, New York City time, on             , 2013, unless we extend the Expiration Date with respect to the Exchange Offer. We may extend the Expiration Date of the Exchange Offer in our sole discretion. If we so extend the Expiration Date, the term “Expiration Date” shall mean the latest date and time to which we extend the Exchange Offer. With respect to the Exchange Offer, we reserve the right, in our sole discretion, to:

•	prior to the applicable Expiration Date, delay accepting any Old Notes;

•	extend the Exchange Offer; or

•	amend the terms of the Exchange Offer in any way we determine.

We will give prompt written notice of any delay, extension or termination to the Exchange Agent. In addition, we will give, as promptly as practicable, written notice regarding any delay in acceptance, extension or termination of the Exchange Offer to the registered holders of Old Notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will (i) promptly disclose the amendment or waiver in a manner reasonably calculated to inform the registered holders of the Old Notes of the amendment or waiver and (ii) extend the Exchange Offer if necessary so that at least five business days remain in the Exchange Offer following notice of the material change, or as otherwise required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the Exchange Offer prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for the Exchange Offer. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release to an appropriate news agency or another means of announcement that we deem appropriate.

Procedures for Tendering Old Notes

To tender your Old Notes in the Exchange Offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by such letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the Expiration Date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for Old Notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of the Old Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Old Notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing Old Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee to effect the above transactions for you.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Old Notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the Old Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either:

•	make appropriate arrangements to register ownership of the Old Notes in your name; or

•	obtain a properly completed bond power from the registered holder of the Old Notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed on the Old Notes, such Old Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Old Notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing Old Notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Old Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Old Notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, Reed Elsevier Capital, Inc. will promptly issue exchange notes for Old Notes that it has accepted for exchange under the Exchange Offer only after the exchange agent timely receives:

•	Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering Old Notes pursuant to the Exchange Offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the New Notes; and

•	you are acquiring the New Notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive New Notes for its own account in exchange for Old Notes must represent that such Old Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Reed Elsevier Capital, Inc. will interpret the terms and conditions of the Exchange Offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. Reed Elsevier Capital, Inc. reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes if the acceptance might, in their or their counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular Old Notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as we determine. Neither Reed Elsevier Capital, Inc., the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any Old Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the Old Notes at DTC and, as the book-entry transfer facility, for purposes of the Exchange Offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Old Notes by causing the book-entry transfer facility to transfer those Old Notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of Old Notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the exchange agent’s account at the book-entry transfer facility on or prior to the expiration date may tender their Old Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your Old Notes but your Old Notes are not immediately available or you cannot deliver your Old Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of Old Notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery docs not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or a book-entry confirmation and agent’s message, or facsimile thereof, together with the Old Notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent’s message, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation of transfer of the Old Notes into the exchange agent’s account at DTC and agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Old Notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of Old Notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•

the exchange agent must receive a written notice of withdrawal at its address set forth under “—Exchange Agent, which such notice of withdrawal may be delivered by telegram, telex or facsimile (if no medallion guarantee of signatures is required) or letter; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including the certificate numbers and principal amount of the Old Notes; and

•	where certificates for Old Notes have been transmitted, specify the name in which such Old Notes were registered, if different from that of the withdrawing holder.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If Old Notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the Old Notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the Exchange Offer. The Bank of New York Mellon also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
The Bank of New York Mellon	The Bank of New York Mellon	The Bank of New York Mellon
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
Reorganization Unit	Reorganization Unit	Reorganization Unit
111 Sanders Creek Parkway	111 Sanders Creek Parkway	111 Sanders Creek Parkway
East Syracuse, NY 13057	East Syracuse, NY 13057	East Syracuse, NY 13057
Attention: Adam DeCapio	Attention: Adam DeCapio	Attention: Adam DeCapio

By Facsimile Transmission: (eligible institutions only): (732) 667-9408

Telephone Inquiries: (315) 414-3360

Note: Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery do not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the New Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of counsel). We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Old Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Old Notes pursuant to the Exchange Offer.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Old Notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the New Notes are substantially identical to the terms of the Old Notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. We will capitalize the expenses relating to the Exchange Offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of Old Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the Exchange Offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their Old Notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes under the Exchange Offer, your Old Notes will remain subject to the restrictions on transfer of such Old Notes:

•

as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering circular distributed in connection with the private offerings of the Old Notes.

In general, you may not offer or sell your Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the Old Notes under the Securities Act.

Other

Participating in the Exchange Offer are voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent Exchange Offer or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

General

The New Notes will constitute senior unsecured debt obligations of Reed Elsevier Capital Inc. and will rank equally with all of the existing and future senior, unsecured and unsubordinated debt of Reed Elsevier Capital Inc. The New Notes will be issued under an indenture, dated as of October 16, 2012, in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The Bank of New York Mellon will serve as trustee, registrar, paying agent and transfer agent. The term “Notes” refers to the Old Notes and the New Notes. Reed Elsevier Capital Inc. may, without the consent of any of the holders of the Notes, create and issue additional debt securities so that those additional debt securities will form a single series with the Notes.

Reed Elsevier Capital Inc. may redeem some or all of the Notes at any time at the redemption prices described under “—Optional Redemption of the Notes” in this prospectus.

Reed Elsevier Capital Inc. may also redeem all, but not part, of the Notes upon the occurrence of certain tax events at the redemption prices described under “—Optional Redemption for Tax Reasons” in this prospectus.

The Notes do not provide for any sinking fund.

Maturity/Interest

The Notes will mature on October 15, 2022 and will bear interest at a rate of 3.125% per annum from October 16, 2012.

Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning April 15, 2013. The regular record dates for the Notes will be April 1 and October 1 of each year, commencing on April 1, 2013. Except as provided in the next sentence, if any interest payment or maturity date of the Notes falls on a day which is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest will accrue on the amount so payable for the period from and after such interest payment or maturity date, as the case may be. If any interest payment date falls on a day that is not a Business Day, such interest payment date will be postponed to the next succeeding Business Day, except if that Business Day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding Business Day.

Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

“Business Day” for purposes of the Notes means:

•	any day other than Saturday or Sunday or any other day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York; and

•	any London banking day.

Guarantees

Reed Elsevier PLC and Reed Elsevier NV have agreed fully, unconditionally and irrevocably to jointly and severally guarantee (the “Guarantees”) the due and punctual payment of the principal of, and premium, if any, interest and additional amounts, if any, on the Notes as and when the same shall respectively become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the Notes and the indenture, and the punctual payment of all amounts owing by Reed Elsevier Capital Inc. and performance of all other obligations of Reed Elsevier Capital Inc. thereunder. The Guarantees will be direct, unconditional, unsubordinated and unsecured, joint and several obligations of each of Reed Elsevier PLC and Reed Elsevier NV, without preference among themselves, and will rank at least equally with all other existing and future unsecured and unsubordinated obligations of Reed Elsevier PLC and Reed Elsevier NV, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantees may be enforced against each of Reed Elsevier PLC and Reed Elsevier NV, in the event of a default in payment under the indenture or with respect to the Notes, without making prior demand upon, or seeking to enforce remedies against, Reed Elsevier Capital Inc., the other Guarantor or other persons. The Guarantees of Reed Elsevier PLC and Reed Elsevier NV will be endorsed on each of the Notes.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the Notes or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The indenture provides that if withholding or deduction is required by law, then Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply with a request of Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of Reed Elsevier Capital Inc.; or

•	a controlled foreign corporation related to Reed Elsevier Capital Inc. within the meaning of Section 864(d)(4) of the Code;

•	any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code;

•

any tax, assessment or other governmental charge that is imposed on a payment to an individual resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non-member state) implementing or complying with, or introduced to conform to, any such directive;

•

any Note that is presented for payment by or on behalf of an individual resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union; or

•	any combination of the eight above items,

nor will additional amounts be paid with respect to:

•	any tax, assessment or governmental charge that is payable other than by deduction or withholding from payments on the Note; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

Optional Redemption of the Notes

Prior to July 15, 2022, the Notes may be redeemed, in whole or in part, at the option of Reed Elsevier Capital Inc., at any time or from time to time, on notice given not more than 60 days, if the Notes are being redeemed in full, or 45 days, if the Notes are being redeemed in part. In both cases, notices must be given not less than 30 days prior to the date of redemption at the greater of:

•	100% of the principal amount and premium, if any, together with accrued but unpaid interest, if any, to, but not including, the redemption date of the Notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments, discounted, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 25 basis points, together with accrued but unpaid interest, if any, to, but not including, the redemption date of the Notes to be redeemed.

At any time on or after July 15, 2022, Reed Elsevier Capital Inc. may redeem the Notes in whole or in part at 100% of the principal amount of the Notes being redeemed, plus accrued interest on the principal amount being redeemed to the redemption date.

“Remaining Scheduled Payments” means, with respect to the Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by that amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated by the Independent Investment Banker on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means with respect to any redemption date for the Notes:

•	the average of four Reference U.S. Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference U.S. Treasury Dealer Quotations; or

•	if the Independent Investment Banker obtains fewer than four Reference U.S. Treasury Dealer Quotations, the average of all quotations obtained by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference U.S. Treasury Dealers, to be appointed by Reed Elsevier Capital Inc. in its sole discretion.

“Reference U.S. Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” Reed Elsevier Capital Inc. will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference U.S. Treasury Dealer Quotations” means with respect to each Reference U.S. Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference U.S. Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

Optional Redemption for Tax Reasons

The Notes may be redeemed, at the option of Reed Elsevier Capital Inc. in whole, but not in part, at 100% of the principal amount and premium, if any, together with accrued but unpaid interest, if any, to the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the Notes, Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the Notes, be obligated, in making that payment, to pay additional amounts as described above and that obligation cannot be avoided by Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them.

The Notes may also be redeemed, at the option of Reed Elsevier Capital Inc. in whole, but not in part, at the Special Redemption Price (as defined below), if, as a result of any change in, or amendment to, the Code or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the Notes, the tax deductibility or timing of interest payments on the Notes would be affected in any manner which is then adverse to Reed Elsevier Capital Inc. and that effect cannot be avoided by Reed Elsevier Capital Inc., Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them.

The “Special Redemption Price” will equal the principal amount of the Note to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus the Redemption Premium.

The “Redemption Premium” equals the amount (but not less than zero) obtained by subtracting:

•	the aggregate amount of the principal being redeemed on the redemption date with respect to that Note, from

•	the sum of the present values of the Remaining Scheduled Payments, discounted on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate.

Change of Control—Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to $2,000 or a multiple of $1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on such Notes repurchased, to, but excluding, the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we will give written notice to the holders of the Notes, with a copy to the trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered:

•	on the Change of Control Payment Date we will be required, to the extent lawful to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and

•

deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the Notes then outstanding have been redeemed or purchased hereunder, Reed Elsevier Capital Inc. may, at its option, on not less than 30 or more than 60 days’ notice to the noteholders given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding Notes in their entirety at 101% of their principal amount plus interest accrued to but excluding the date of such redemption or purchase.

For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a Guarantor) acquires shares in each Guarantor to which attach more than 50% of the voting rights attaching to the entire issued share capital of that Guarantor; provided that a Change of Control shall be deemed not to have occurred if one or more new holding companies acquires the entire issued share capital of each of the Guarantors and (A) such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as each of the Guarantors and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalisation arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors and (B) each of the Guarantors is a wholly owned (directly or indirectly) subsidiary of such holding company (or companies); (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantors, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of either of the Guarantors); (3) the first day on which a majority of the members of the Boards of Directors of each Guarantor are not Continuing Directors; or (4) the adoption of a plan relating to the liquidation or dissolution of either Guarantor other than a plan pursuant to which one or more new holding companies is created to hold the assets and liabilities of the relevant Guarantor(s) and such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as the relevant Guarantor(s) and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalisation arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of any Guarantor who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Guarantor for which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies).

“S&P” means Standard & Poor’s Rating Services and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of each Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

Repurchase

Subject to applicable law (including U.S. federal securities law), Reed Elsevier Capital Inc., either Guarantor or any subsidiary of either Guarantor may at any time repurchase the Notes in any manner and at any price. Notes repurchased by Reed Elsevier Capital Inc., either Guarantor or any subsidiary of either Guarantor may be held, resold or surrendered by that purchaser through Reed Elsevier Capital Inc., or delivered to the trustee for cancellation.

Payment and Paying Agents

Payment of principal of (and premium, if any, on) and interest, if any, on the Notes will be made at the office of that paying agent or paying agents as Reed Elsevier Capital Inc. or the Guarantors may designate from time to time, except that, at the option of Reed Elsevier Capital Inc., payment of any interest may be made:

•	by check mailed or delivered to the address of the person entitled to that interest at the address that appears in the register for the Notes; or

•	by wire transfer to an account maintained with a bank located in the United States by the person entitled to that interest as specified in that securities register.

Payment of any installment of interest on Notes will be made to the person in whose name such Notes are registered at the close of business on the regular record date for that interest payment; provided, however, that interest, if any, payable at maturity will be payable to the person to whom the principal is payable.

The Bank of New York Mellon will act as the paying agent for the Notes.

A paying agent having an office in The City of New York will initially be designated as the sole paying agency of Reed Elsevier Capital Inc. and the Guarantors for payments with respect to the Notes. Reed Elsevier Capital Inc. or either Guarantor may at any time appoint additional paying agents, rescind the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that Reed Elsevier Capital Inc. and each Guarantor will be required to maintain a paying agent in each place of payment for the Notes.

All moneys paid by Reed Elsevier Capital Inc. or either Guarantor to the trustee or any paying agent for the Notes, or then held by Reed Elsevier Capital Inc. or either Guarantor, in trust for the payment of principal of (and premium, if any, on) and interest, if any, on the Notes or in respect of any other additional payments which remain unclaimed at the end of two years after that principal (and premium, if any), and interest, if any, or additional payments will have become due and payable will (subject to applicable laws) be repaid to Reed Elsevier Capital Inc. or either Guarantor, as the case may be, on issuer request or Guarantor request or (if then held by Reed Elsevier Capital Inc. or either Guarantor) will be discharged from that trust; and the holder of such Notes will thereafter, as an unsecured general creditor, look only to Reed Elsevier Capital Inc. (or to each Guarantor pursuant to its guarantees) for payment.

Events of Default

An “event of default” with respect to the Notes means any one of the following events:

•

Reed Elsevier Capital Inc. defaults in payment or prepayment of all or any part of the principal of any Notes or any prepayment charge or interest (which default, in the case of interest only, has continued for a period of 30 days or more) on the Notes when they have become due and payable, whether at stated maturity, by acceleration, by notice of redemption or otherwise;

•

except as provided in the preceding paragraph, Reed Elsevier Capital Inc. or either Guarantor fails to perform or observe any of its obligations under the indenture or the Guarantees, as the case may be, or the Notes and that failure continues for a period of more than 60 days after the date on which there has been given, by registered or certified mail, to Reed Elsevier Capital Inc. and each Guarantor by the trustee or to Reed Elsevier Capital Inc., each Guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying the default or breach and requiring it to be remedied;

•

the maturity of any Indebtedness (as defined below) of Reed Elsevier Capital Inc. or either Guarantor in an aggregate principal amount of at least $20,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least $20,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to Reed Elsevier Capital Inc. in any case described in this paragraph, the obligations of Reed Elsevier Capital Inc. under Notes have not been assumed during the 90-day period following that acceleration or non-payment by another Component Company (as defined below) wholly owned by the Guarantors;

•	Reed Elsevier Capital Inc. has:

•	applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

•	made a general assignment for the benefit of its creditors;

•	commenced a voluntary case under the U.S. federal Bankruptcy Code;

•	filed a petition seeking to take advantage of any other law providing for the relief of debtors;

•	acquiesced in writing to any petition filed against it in an involuntary case under the Bankruptcy Code;

•	admitted in writing its inability to pay its debts generally as those debts become due;

•	taken any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing; or

•	taken any requisite corporate action for the purpose of effecting any of the foregoing;

•	a proceeding or case has been commenced, without the application or consent of Reed Elsevier Capital Inc. in any court of competent jurisdiction, seeking:

•	the liquidation, reorganization, dissolution, winding up, or composition or readjustment of Reed Elsevier Capital Inc.’s debts;

•	the appointment of a trustee, receiver, custodian, liquidator or the like in respect of Reed Elsevier Capital Inc. or in respect of all or any substantial part of its assets; or

•	similar relief, under any law providing for the relief of debtors;

and that proceeding or case has continued undismissed, or unstayed and in effect, for 90 days; or an order for relief has been entered in an involuntary case under the Bankruptcy Code against Reed Elsevier Capital Inc. and that order remains undismissed, or unstayed and in effect, for 90 days; or action under the laws of the jurisdiction of incorporation of Reed Elsevier Capital Inc. analogous to any of the foregoing has been taken with respect to Reed Elsevier Capital Inc. and has continued undismissed, or unstayed and in effect, for 90 days; and in any case described in this paragraph, the obligations of Reed Elsevier Capital Inc. under that series of debt securities have not been assumed during that 90-day period by another Component Company wholly owned by the Guarantors;

•	either:

•

an order for the winding up of either of the Guarantors is made and is not set aside within 90 days of the date of that order or pursuant to an appeal lodged within 90 days of the date of that order, except an order for the winding up of either of the Guarantors in connection with a transaction not otherwise prohibited under “—Covenants of Reed Elsevier Capital Inc. and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

an effective resolution is passed for the winding up of either of the Guarantors, except a resolution passed for the winding up of either of the Guarantors in connection with a transaction not otherwise prohibited under “—Covenants of Reed Elsevier Capital Inc. and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

either of the Guarantors ceases to pay its debts or ceases to carry on its business or a major part of its business, except any cessation by either of the Guarantors in connection with a transaction not otherwise prohibited under “—Covenants of Reed Elsevier Capital Inc. and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	an encumbrancer takes possession, or any administrative or other receiver or any manager is appointed, of the whole or any substantial part of the undertaking or assets of either of the Guarantors;

•	a distress or execution is levied or enforced upon or sued out against all or any substantial part of the property of either of the Guarantors, and, in each case, is not discharged within 90 days; or

•

Reed Elsevier PLC is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, an English statute, or Reed Elsevier NV is unable to pay its debts within the meaning of Article 1 of The Netherlands Bankruptcy Code of September 30, 1893;

•	either:

•

the Guarantees with respect to either of the Guarantors cease to be in full force and effect for any reason whatsoever and new guarantees with respect to the Guarantors of substantially the same scope as the Guarantees have not come into effect or the Notes have not been redeemed in full or funds have not been set aside for redemption; or

•	either of the Guarantors contests or denies in writing the validity or enforceability of any of its obligations under the guarantees.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may exercise any right, power or remedy permitted by law and will have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount of (including premium, if any, on) all the Notes to be due and payable immediately, by a notice in writing to Reed Elsevier Capital Inc. and each Guarantor (and to the trustee if given by holders), and upon that declaration of acceleration that principal, including premium, if any, together with any accrued interest and all other amounts owing will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which have been expressly waived by Reed Elsevier Capital Inc. and each Guarantor. However, at any time after that declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee for the Notes, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul that acceleration.

Holders of Notes may not enforce the indenture, the Notes or the Guarantees, except as described in the preceding paragraph; provided, that each holder of the Notes will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on the Notes on the stated maturity as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture, the Notes or the Guarantees. Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding Notes may direct the trustee in its exercise of any trust or power. Reed Elsevier Capital Inc. and each Guarantor will furnish the trustee with an annual certificate of certain of its officers certifying, to the best of their knowledge, whether Reed Elsevier Capital Inc. or each Guarantor is, or has been, in default and specifying the nature and status of that default. The indenture provides that the trustee will, within 90 days after a responsible officer of the trustee has actual knowledge of the occurrence of a default with respect to the Notes, give to the holders of the Notes notice of any default, unless that default has been cured or waived; provided, that the trustee may withhold from holders of Notes notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of that notice is in the interest of the holders.

Covenants of Reed Elsevier Capital Inc. and the Guarantors

Reed Elsevier Capital Inc. and each Guarantor have also agreed that, so long as any of the Notes are outstanding, it or they, as the case may be, will comply with the obligations set forth below.

Payment of Principal, Premium (if any) and Interest. Reed Elsevier Capital Inc. will duly and punctually pay the principal of, premium, if any, interest, if any, and all other amounts due on the Notes in accordance with their terms and the terms of the indenture.

Ownership of Reed Elsevier Capital Inc. The Guarantors will, either individually or together, at all times own, directly or indirectly, all of the voting stock of Reed Elsevier Capital Inc.

Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets. Neither Reed Elsevier Capital Inc. nor either of the Guarantors will, directly or indirectly, consolidate, merge or amalgamate with, or sell, lease or otherwise dispose of substantially all its assets to any other person unless:

•	no event of default and no event which, after the giving of notice or lapse of time or both, would become an event of default, will exist immediately before and immediately after that transaction;

•	either:

•	Reed Elsevier Capital Inc. or either Guarantor is the survivor of that transaction; or

•	if Reed Elsevier Capital Inc. or either Guarantor is not the survivor, the survivor is:

•

in the case of a transaction involving Reed Elsevier Capital Inc., a Component Company, all of whose voting stock is directly or indirectly owned by the Guarantors and which is incorporated and existing under the laws of the United States or one of the States and that Component Company expressly assumes, by a supplemental indenture that is executed and delivered to the trustee, in form reasonably satisfactory to that trustee, Reed Elsevier Capital Inc.’s obligations under the Notes, or

•

in the case of a transaction involving either of the Guarantors, a corporation or other person which expressly assumes, by a supplemental indenture that is executed and delivered to the trustee for the Notes, in form reasonably satisfactory to the trustee, with any amendments or revisions necessary to take account of the jurisdiction in which that corporation or other person is organized (if other than the United Kingdom, in the case of Reed Elsevier PLC, or The Netherlands, in the case of Reed Elsevier NV), the applicable Guarantor’s obligations under the Guarantees; and

•

Reed Elsevier Capital Inc. or either Guarantor has delivered to the trustee an officers’ certificate and an opinion of counsel stating that the consolidation, merger, amalgamation, sale, lease or conveyance and, if applicable, the supplemental indenture evidencing the assumption by a Component Company or corporation or other person comply with the indenture and that all conditions precedent provided for in the indenture relating to that transaction have been complied with.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease, the successor Component Company or person will succeed to, and be substituted for, and may exercise every right and power of, Reed Elsevier Capital Inc. or either Guarantor, as applicable, under the indenture with the same effect as if that successor subsidiary or person has been named as Reed Elsevier Capital Inc. or either Guarantor, and thereafter, except in the case of a lease, the predecessor obligor will be relieved of all obligations and covenants under the indenture, the Notes or the Guarantees.

The Guarantors may cause any Component Company, wholly owned by the Guarantors, which is a corporation organized and existing under the laws of the United States or one of the States to be substituted for Reed Elsevier Capital Inc., and to assume the obligations of Reed Elsevier Capital Inc. (or any corporation which has previously assumed the obligations of Reed Elsevier Capital Inc.) for the due and punctual payment of the principal of (and, premium, if any, on) and interest, if any, on the Notes and the performance of every covenant of the indenture and the Notes on the part of Reed Elsevier Capital Inc. to be performed or observed; provided, that:

•

that Component Company will expressly assume those obligations by a supplemental indenture, executed by that Component Company and delivered to the trustee, in form reasonably satisfactory to the trustee, and, if that Component Company assumes those obligations, each Guarantor will, in that supplemental indenture, confirm that its guarantees as Guarantor will apply to that Component Company’s obligations under the Notes and the indenture, as so modified by that supplemental indenture; and

•

immediately after giving effect to that assumption of obligations, no event of default with respect to the Notes and no event which, after notice or lapse of time or both, would become an event of default, with respect to the Notes will have occurred and be continuing.

Upon that assumption of obligations, that Component Company will succeed to, and be substituted for, and may exercise every right and power of, Reed Elsevier Capital Inc. under the indenture with respect to the Notes with the same effect as if that Component Company had been named as the “issuer” under the indenture, and the former issuer, or any successor corporation which will therefore have become Reed Elsevier Capital Inc. in the manner prescribed in the indenture, will be released from all liability as obligor upon the Notes.

If the Guarantors cause any Component Company all of whose voting stock is directly or indirectly owned by them to be substituted for Reed Elsevier Capital Inc. in accordance with the terms and conditions of the Notes, that substitution may constitute a deemed sale or exchange of the Notes for U.S. federal income tax purposes. As a result, the holder of a Note may recognize taxable gain or loss and may be required to include in income different amounts during the remaining term of the Notes than would have been included absent that substitution. If that substitution occurs, holders should consult their tax advisors regarding the tax consequences.

Limitations on Liens. The Guarantors will not, nor will they permit any Restricted Company to, create or assume after the issue date of the Notes any Lien securing Indebtedness other than:

•	Liens securing Indebtedness for which either of the Guarantors or any Restricted Company is contractually obligated on that date;

•	Liens securing Indebtedness incurred in the ordinary course of business of either of the Guarantors or any Restricted Company;

•	Liens securing Indebtedness incurred in connection with the financing of receivables of either of the Guarantors or any Restricted Company;

•

Liens on Property acquired or leased after that date securing Indebtedness in amounts not exceeding the acquisition cost of that Property (provided that the Lien is created or assumed within 360 days after that acquisition or lease);

•

in the case of real estate owned on or acquired after that date which, on or after that date, is improved, Liens on that real estate and/or improvements securing Indebtedness in amounts not exceeding the cost of those improvements;

•

Liens on Property acquired after that date securing Indebtedness existing on that Property at the time of that acquisition (provided that the Lien has not been created or assumed in contemplation of that acquisition);

•

Liens securing Indebtedness of a corporation at the time it becomes a subsidiary of a Component Company (provided that the Lien has not been created or assumed in contemplation of that corporation becoming a subsidiary of a Component Company);

•	rights of set-off over deposits of either of the Guarantors or any Restricted Company held by financial institutions;

•

Liens on Property of either of the Guarantors or any Restricted Company in favor of any governmental authority of any jurisdiction securing the obligation of that Guarantor or that Restricted Company pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•

Liens securing industrial revenue, development or similar bonds issued by or for the benefit of either of the Guarantors or any Restricted Company, provided that those industrial revenue, development or similar bonds are nonrecourse to either Guarantor or that Restricted Company;

•	Liens in favor of either of the Guarantors or of any other Component Company; and

•

extensions, renewals, refinancings or replacements of any Liens referred to above; provided, that the outstanding principal amount of the obligation secured thereby at any time is not increased above the outstanding principal amount at any previous time and so long as any extension, renewal, refinancing or replacement of any Liens is limited to the property originally encumbered.

Notwithstanding the provisions set forth above either of the Guarantors or any Restricted Company may create or assume any Lien securing Indebtedness which would otherwise be subject to the foregoing restrictions provided that either:

•

after giving effect to the Liens, Indebtedness secured by those Liens (not including Indebtedness secured by Liens permitted above) then outstanding does not exceed 15 percent of Adjusted Total of Capital and Reserves (as defined below); or

•

at the time the Lien is created or assumed, the Notes or the obligations of that Guarantor which has created or assumed, or the obligations of both Guarantors if the Lien is created or assumed by a Restricted Company, that Lien pursuant to its guarantees are equally and ratably secured with that Indebtedness for so long as that Indebtedness is secured.

Limitation on Sale and Leaseback Transactions. The Guarantors will not, and will not cause or permit any Restricted Company to, engage in any sale and leaseback transaction (other than a sale and leaseback transaction involving any property acquired after the date of the indenture) unless:

•

either of the Guarantors or any Restricted Company would be entitled (other than pursuant to the exceptions under “—Limitations on Liens” above) to secure Indebtedness equal to the amount realized upon the sale or transfer involved in that transaction without securing the Notes or the Guarantees; or

•

an amount equal to the fair value, as determined in good faith by the board of directors or the executive board of either Guarantor or any Restricted Company, of the leased property is applied or definitively committed within 360 days of the effective date of the sale and leaseback transaction to:

•	the acquisition or construction of property other than current assets;

•	the repayment of the Notes pursuant to their terms; or

•

the repayment of Indebtedness of either Guarantor or any Restricted Company (other than Indebtedness owed to that Guarantor or to any other Component Company and other than Indebtedness the payment of principal of or interest on which is contractually subordinated to the prior payment of principal of or interest on the Notes).

For the purpose of these covenants and the events of default the following terms have the following respective meanings:

“Adjusted Total of Capital and Reserves” means:

•	the amount for the time being paid up on the issued share capital of Reed Elsevier PLC and Reed Elsevier NV; and

•

the amounts standing to the credit of the reserves of Reed Elsevier (being the elements of combined shareholders’ funds other than the paid up issued share capital of Reed Elsevier PLC and Reed Elsevier NV, including the balance standing to the credit of profit and loss account) as shown in the last audited combined financial statements of Reed Elsevier after making those adjustments as in the opinion of Reed Elsevier PLC’s and Reed Elsevier NV’s auditors may be appropriate, including adjustments to take account of any alterations to those reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account) or any payments up by capitalization from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of those balance sheets, less any amounts included in the reserves and appearing on those audited combined financial statements as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which those balance sheets are made up.

“Component Company” means any one of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc, Elsevier Reed Finance BV and their respective direct and indirect subsidiaries (or the successor to any of those companies).

“Indebtedness,” with respect to any person, means:

•	any obligation of that person for borrowed money;

•

any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements on the Property, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business;

•	any obligation under capitalized leases (as determined in accordance with U.K. GAAP) of that person; and

•	any direct or indirect guarantees of that person of any obligation of the type described in the preceding three paragraphs of any other person.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, lessor’s interest under a capitalized lease or analogous instrument in, of or on any Property.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision or any other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, share capital.

“Restricted Company” means any Component Company, other than one of the Guarantors, substantially all of the physical properties of which are located, or substantially all of the operations of which are conducted, within the United States, the United Kingdom or The Netherlands. “Restricted Company” does not include any Component Company which is principally engaged in leasing or financing installment receivables or which is principally engaged in financing the operations of one or more Component Companies (which includes only those Component Companies in which more than 50% of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Guarantors).

“subsidiary,” with respect to any person, means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by that person.

Satisfaction and Discharge

The indenture provides that Reed Elsevier Capital Inc. will be discharged from its obligations under the Notes (with certain exceptions) at any time prior to the stated maturity or redemption of the Notes when:

•	Reed Elsevier Capital Inc. has irrevocably deposited with or to the order of the trustee for the Notes, in trust:

•

sufficient funds in U.S. dollars to pay and discharge the entire indebtedness on all of the outstanding Notes for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be;

•

that amount of Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those Government Obligations (without consideration of any reinvestment), be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be;

•	that amount equal to the amount referred to in the above two paragraphs in any combination of the U.S. dollars or Government Obligations; or

•	Reed Elsevier Capital Inc. or any Guarantor has paid or caused to be paid all other sums payable with respect to the Notes and the indenture;

•	Reed Elsevier Capital Inc. has delivered to the trustee for the Notes an opinion of counsel to the effect that:

•	Reed Elsevier Capital Inc. has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•	since the date of the indenture there has been a change in applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and certain other conditions are met.

Upon a discharge, the holders of the Notes will no longer be entitled to the benefits of the terms and conditions of the indenture, the Notes and the Guarantees, if any, except for certain provisions, including registration of transfer and exchange of the Notes and replacement of mutilated, destroyed, lost or stolen Notes, and will look for payment only to those deposited funds or obligations.

“Government Obligations” means securities which are:

•	direct obligations (or certificates representing an ownership interest in those obligations) of the United States for which its full faith and credit are pledged; or

•

obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the United States, issued in U.S. dollars the payment of which is unconditionally guaranteed by the United States as a full faith and credit obligation of the United Sates and are not callable or redeemable at the option of the issuer thereof.

Supplemental Indentures

The indenture contains provisions permitting Reed Elsevier Capital Inc., each Guarantor and the trustee:

•

without the consent of any holders of the Notes, to enter into one or more supplemental indentures to, among other things, cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of the holders of the Notes; and

•

with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes and affected by the supplemental indenture, to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the Notes under the indenture.

However, no supplemental indenture may, without the consent of the holder of each outstanding Notes affected by the supplemental indenture:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount or the rate of interest, if any, or any premium or principal payable upon the redemption of that Note, or change any obligation of Reed Elsevier Capital Inc. to pay additional amounts thereon, or change any place of payment where any Note or any interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in aggregate principal amount of outstanding the Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture;

•	change any obligation of Reed Elsevier Capital Inc. and each Guarantor to maintain an office or agency in the places and for the purposes specified in the indenture;

•

modify certain of the provisions of the indenture pertaining to the waiver by holders of the Notes of past defaults, supplemental indentures with the consent of holders of the Notes and the waiver by holders of each Note of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of the Notes or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each Note affected; or

•

change in any manner adverse to the interests of the holders of any outstanding Note the terms and conditions of the obligations of each Guarantor in respect of the due and punctual payment of the principal (or, if the context so requires, lesser amount in the case of discounted securities) of (and premium, if any) and interest, if any, on or any additional amounts or any sinking fund payments provided in respect of that Note.

Waivers

The holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby may, on behalf of the holders of those Notes, waive compliance by Reed Elsevier Capital Inc. or any Guarantor with certain restrictive provisions of the indenture as pertain to the corporate existence of Reed Elsevier Capital Inc. and that Guarantor, the maintenance of certain agencies by Reed Elsevier Capital Inc. and that Guarantor or to the covenants described under “—Covenants of Reed Elsevier Capital Inc. and the Guarantors” above. The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (and premium, if any, on) and interest, if any, on any Note or with respect to a covenant or a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Further Issuances

Reed Elsevier Capital Inc. may from time to time, without notice to or the consent of the holders of the Notes, create and issue under the indenture further debt securities ranking equally with the Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities), and those further debt securities will be consolidated and form a single series with the Notes and will have the same terms as to status, redemption or otherwise as the Notes.

Notices

Notices to holders of the Notes in non-global form will be given by mail to the addresses of holders as they appear in the security register and notices to holders of the Notes in global form will be given to the depositary in accordance with its applicable procedures.

Title

Reed Elsevier Capital Inc., any trustees and any agent of Reed Elsevier Capital Inc. or any trustees may treat the registered owner of a Note as its absolute owner (whether or not the Note is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

The New Notes and the Guarantees will be, and the indenture is, governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

Reed Elsevier Capital Inc. and each of the Guarantors has designated and appointed Kenneth Thompson II, c/o Reed Elsevier Inc., at 125 Park Avenue, 23rd floor, in the Borough of Manhattan, The City of New York, New York 10017 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes, the Guarantees or the indenture which may be instituted in any federal or New York State court located in the Borough of Manhattan, City and State of New York, and has submitted (for the purposes of any suit or proceeding) to the jurisdiction of any court in that area in which any suit or proceeding is instituted. Each of Reed Elsevier PLC and Reed Elsevier NV has agreed, to the fullest extent that it lawfully may do so, that final judgment in any suit, action or proceeding brought in a court will be conclusive and binding upon it and may be enforced in the courts of the United Kingdom and The Netherlands, as the case may be (or any other courts to the jurisdiction of which it is subject).

Notwithstanding the foregoing, any actions arising out of or relating to the Notes, the Guarantees or the indenture may, but shall not be required to, be instituted by the trustees or the holder of any debt security of a series in any competent court in the United Kingdom, The Netherlands or other competent jurisdiction.

Book-Entry, Delivery and Form

We will issue the New Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the New Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank, SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Beneficial interests in the global securities will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, or, collectively, the “U.S. Depositaries.”

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the New Notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the Initial Purchasers or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to the New Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

Initial settlement for the New Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Trustee

In connection with the exercise of its duties the trustee will be responsible for the interests of the holders of the Notes as a class and will not be responsible for the consequences of the exercise of its duties for individual holders of the Notes.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Old Notes for New Notes in the Exchange Offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of a New Note, the holding period of the New Note will include the holding period the Old Note exchanged therefor and the basis of the New Note will be the same as the basis of the Old Note immediately before the exchange.

In any event, persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

This Exchange Offer does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by the Issuer to inform themselves about, and to observe, any such restrictions.

If you want to participate in the Exchange Offer, you must represent and agree, among other things, that:

•	you are acquiring the New Notes issued in the Exchange Offer in the ordinary course of your business;

•

if you are not a broker-dealer registered under the Exchange Act, you are not participating in or intending to participate in the distribution of the New Notes, and you do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution of the New Notes to be issued in the Exchange Offer;

•

if you are a broker-dealer registered under the Exchange Act, you did not purchase the Old Notes to be exchanged in the Exchange Offer from the Issuer or any of its affiliates, you will acquire the New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or other trading activities, and you will comply with the prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes, and you cannot rely on the position of the SEC’s staff in their interpretative letters and, in the European Economic Area, you will not make any offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive;

•	you are not prohibited by any law or policy from participating in the Exchange Offer;

•

you are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act, or if you are such an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

you are not located in any Member State of the European Economic Area which has implemented the Prospectus Directive or, if you are located in any Member State of the European Economic Area which has implemented the Prospectus Directive, you are a qualified investor (as defined in the Prospectus Directive) or otherwise fall within Article 3(2) of the Prospectus Directive;

•

you are not located or resident in the United Kingdom or, if you are located or resident in the United Kingdom, you are a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Promotion Order) or within Article 43 of the Financial Promotion Order, or to whom this prospectus and any other documents or materials relating to the Exchange Offer may otherwise lawfully be communicated in accordance with the Financial Promotion Order; and you will not make any offer which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive; and

•	you are not acting on behalf of someone who cannot truthfully and completely make such representations.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretative letters referred to above under “The Exchange Offer—Terms of the Exchange Offer” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired as a result of market making activities or other trading activities.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to the Exchange Agent.

By accepting the Exchange Offer, each broker-dealer that receives New Notes in the Exchange Offer agrees that it will stop using this prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the Exchange Agent at its address specified on the inside back cover of this prospectus. By participating in the Exchange Offer, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

LEGAL MATTERS

The validity of the Notes and the Guarantees will be passed on for us by Simpson Thacher & Bartlett LLP, New York, New York. Legal matters will be passed upon by Freshfields Bruckhaus Deringer LLP, English solicitors for Reed Elsevier PLC and Netherlands counsel to Reed Elsevier NV, as to certain matters of English law and Netherlands law, respectively.

EXPERTS

The combined financial statements of Reed Elsevier incorporated in this prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2012 and the effectiveness of Reed Elsevier’s internal control over financial reporting have been audited by Deloitte Accountants B.V., Amsterdam, The Netherlands, independent registered public accounting firm, and Deloitte LLP, London, United Kingdom, independent registered public accounting firm, as stated in their joint reports, which are incorporated herein by reference. Such combined financial statements of Reed Elsevier have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Reed Elsevier PLC incorporated in this prospectus by reference from the Annual Report of Reed Elsevier on Form 20-F for the year ended December 31, 2012 and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting have been audited by Deloitte LLP, London, United Kingdom, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements of Reed Elsevier PLC have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Reed Elsevier NV incorporated in this prospectus by reference from the Annual Report of Reed Elsevier on Form 20-F for the year ended December 31, 2012 and the effectiveness of Reed Elsevier NV’s internal control over financial reporting have been audited by Deloitte Accountants B.V., Amsterdam, The Netherlands, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements of Reed Elsevier NV have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.-INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as hereinafter set forth, there is no provision of the memorandum and articles of association of Reed Elsevier PLC or Reed Elsevier NV or any contract, arrangement or statute under which any director or officer of Reed Elsevier PLC or Reed Elsevier NV is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Article 225 of Reed Elsevier PLC’s Articles of Association provides:

“Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.”

Section 232 of the Companies Act 2006 provides as follows:

“(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a) purchasing and maintaining for a director of the company insurance against any such liability,

(b) from indemnifying the director against liability incurred by the director to a person other than the company or an associated company ( a “qualifying third party indemnity provision”), or

(c) from indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme (a “qualifying pension scheme indemnity provision”).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Reed Elsevier Capital Inc.’s Certificate of Incorporation eliminates a director’s personal liability for monetary damages to Reed Elsevier Capital Inc. and its stockholders arising from a breach of a director’s fiduciary duty, except:

•	for liability with respect to an illegal dividend or stock repurchase under Section 174 of the Delaware General Corporation Law;

•	for liability for a breach of the director’s duty of loyalty to Reed Elsevier Capital Inc. or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any transaction in which the director derived an improper personal benefit.

The effect of this provision in the Certificate or Incorporation is to eliminate the rights of Reed Elsevier Capital Inc. and its stockholders (through stockholders’ derivative suits on behalf of Reed Elsevier Capital Inc.) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

Section 1 of Article V of Reed Elsevier Capital Inc.’s By-Laws provides:

“To the fullest extent permitted by the Delaware General Corporation law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.”

Section 145 of the Delaware General Corporation Law permits corporations to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Article 31.2 of Chapter X of the Articles of Association of Reed Elsevier NV provides:

“At the General Meeting of Shareholders at which it is resolved to adopt the annual accounts, separate proposals can be brought up for discussion concerning release of the Executive Board members and of the Supervisory Board members from liability for the performance of their respective duties, insofar as the exercise of their duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts. The scope of a granted release from liability is subject to statutory restrictions.”

Under Netherlands law, this discharge is not absolute and would not be effective as to any matters not disclosed to the company’s shareholders.

The Articles of Association of Reed Elsevier NV contain provisions under which the members of its executive board or the members of its supervisory board are indemnified against liabilities which such individuals may incur in their respective capacities. Article 29A of Chapter VIII of the Articles of Association of Reed Elsevier NV (the “Company”) provides as follows:

“29A.1 To the extent permissible by law, the Company shall indemnify and hold harmless each sitting and former member of the executive board (the “Executive Board”) and of the supervisory board (the “Supervisory Board”) (each of them, for the purpose of this Article 29A only, an “Indemnified Person”), against the financial consequences of any and all liabilities, claims, judgements, fines, expenses and penalties incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or its group companies (the “Group Companies”), in relation to acts or omissions of the Indemnified Person performed or committed in that person’s capacity of member of the Executive Board or of the Supervisory Board or a capacity relating thereto (“Claims”). The body of the Company consisting of the Supervisory Board and Executive Board (the “Combined Board”) may submit such indemnification and obligation to hold harmless to reasonable conditions as to the acts and omissions of the Indemnified Person for the purpose of limiting damages and with respect to the provision of information. Claims will include derivative actions brought on behalf of the Company or its Group Companies against the Indemnified Person and claims by the Company (or any of its Group Companies) itself for reimbursement for claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

29A.2 The Indemnified Person will not be indemnified with respect to Claims in so far as they relate to the gaining in fact of personal profits, advantages or remuneration to which he was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for wilful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

29A.3 Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such Expenses if a competent Court in an irrevocable judgement should determine that he is not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

29A.4 Also in case of a Legal Action against the Indemnified Person by the Company itself or its Group Companies, the Company will settle or reimburse to the Indemnified Person his reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that he shall repay such fees and costs if a competent Court in an irrevocable judgement should resolve the Legal Action in favour of the Company or the relevant Group Company rather than the Indemnified Person.

29A.5 The indemnity contemplated by this Article 29A shall not apply to the extent Claims and Expenses are reimbursed by insurers.

29A.6 The Company will provide for and bear the cost of adequate insurance covering Claims against Executive Board members and Supervisory Board members (D&O insurance), unless such insurance cannot be obtained at reasonable terms.

29A.7 This Article 29A can be amended without the consent of the Indemnified Persons as such. However, the indemnification and obligation to hold harmless provided herein shall nevertheless continue to apply to Claims and/or Expenses incurred in relation to the acts or omissions by the Indemnified Person during the periods in which this clause was in effect.”

Officers and, possibly, members or the executive board and supervisory board or Reed Elsevier NV will, under the laws of The Netherlands, be entitled to indemnification as subordinate for liabilities incurred vis-à-vis third parties in the execution and discharge of their duties unless such officer or member of the executive board or supervisory board acted willfully or recklessly.

Any underwriters of securities registered on this Registration Statement will each agree, severally, to indemnify the directors and officers of Reed Elsevier PLC, Reed Elsevier Capital Inc. and Reed Elsevier NV who sign the Registration Statement and their authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

In addition, Reed Elsevier PLC, Reed Elsevier Capital Inc. and Reed Elsevier NV have each obtained directors’ and officers’ insurance coverage, which subject to policy terms and limitations, includes coverage to reimburse each company for amounts that it may be required or permitted by law to pay directors or officers.

ITEM 21. EXHIBITS

Exhibit Number	Description of Exhibits

5.1+	Opinion of Simpson Thacher & Bartlett LLP.

5.2+	Opinion of Freshfields Bruckhaus Deringer LLP (England).

5.3+	Opinion of Freshfields Bruckhaus Deringer LLP (The Netherlands).

23.1+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier Combined Financial Statements.

23.2+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier PLC Consolidated Financial Statements.

23.3+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier NV Consolidated Financial Statements.

23.4+	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.5+	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.2).

23.6+	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3).

24.1+	Powers of attorney (included in the signature pages of this Registration Statement).

25.1+	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.1.

99.1+	Form of Letter of Transmittal.

99.2+	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3+	Form of Letter to Clients.

99.4+	Form of Notice of Guaranteed Delivery.

+	Filed herewith

ITEM 22. UNDERTAKINGS

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the United States for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(10)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on April 4, 2013.

REED ELSEVIER PLC

By:	/s/ Erik Engstrom
Name:	Erik Engstrom
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry A. Udow, Alan McCulloch and Kenneth R. Thompson and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities indicated below on April 4, 2013.

Name	Title

/s/ Erik Engstrom	Chief Executive Officer and Executive Director
Erik Engstrom

/s/ Duncan Palmer	Chief Financial Officer and Executive Director
Duncan Palmer

/s/ Anthony Habgood	Chairman and Director
Anthony Habgood

/s/ Mark Elliott	Director
Mark Elliott

Name	Title

/s/ Adrian Hennah	Director
Adrian Hennah

/s/ Lisa Hook	Director
Lisa Hook

/s/ Robert Polet	Director
Robert Polet

/s/ Sir David Reid	Director
Sir David Reid

/s/ Linda Sanford	Director
Linda Sanford

/s/ Ben van der Veer	Director
Ben van der Veer

/s/ Kenneth R. Thompson	Authorized U.S. Representative
Kenneth R. Thompson

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on April 4, 2013.

REED ELSEVIER NV

By:	/s/ Erik Engstrom
Name:	Erik Engstrom
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry A. Udow, Alan McCulloch and Kenneth R. Thompson and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities indicated below on April 4, 2013.

Name	Title

/s/ Erik Engstrom	Chief Executive Officer and Executive Director
Erik Engstrom

/s/ Duncan Palmer	Chief Financial Officer and Executive Director
Duncan Palmer

/s/ Anthony Habgood	Chairman and Director
Anthony Habgood

/s/ Mark Elliott	Director
Mark Elliott

Name	Title

/s/ Adrian Hennah	Director
Adrian Hennah

/s/ Lisa Hook	Director
Lisa Hook

/s/ Marike van Lier Lels	Director
Marike van Lier Lels

/s/ Robert Polet	Director
Robert Polet

/s/ Sir David Reid	Director
Sir David Reid

/s/ Linda Sanford	Director
Linda Sanford

/s/ Ben van der Veer	Director
Ben van der Veer

/s/ Kenneth R. Thompson	Authorized U.S Representative
Kenneth R. Thompson

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of London, England on April 4, 2013.

REED ELSEVIER CAPITAL INC.

By:	/s/ Kenneth E. Fogarty
Name:	Kenneth E. Fogarty
Title:	President, Treasurer and Assistant Secretary

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry A. Udow, Alan McCulloch and Kenneth R. Thompson and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities indicated below on April 4, 2013.

Name	Title

/s/ Kenneth E. Fogarty	President, Treasurer, Assistant Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Kenneth E. Fogarty

/s/ Rubi J. Iniguez	Vice President
Rubi J. Iniguez

/s/ Peter F. Dangoia	Assistant Secretary
Peter F. Dangoia

/s/ Lynn M. Formica	Assistant Treasurer
Lynn M. Formica

Name	Title

/s/ Donald R. McLamb, Jr.	Assistant Treasurer, Assistant Secretary
Donald R. McLamb, Jr.

/s/ Charles J. Durante	Secretary and Director
Charles J. Durante

Exhibit Index

Exhibit Number	Description of Exhibits

5.1+	Opinion of Simpson Thacher & Bartlett LLP.

5.2+	Opinion of Freshfields Bruckhaus Deringer LLP (England).

5.3+	Opinion of Freshfields Bruckhaus Deringer LLP (The Netherlands).

23.1+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier Combined Financial Statements.

23.2+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier PLC Consolidated Financial Statements.

23.3+	Independent Registered Public Accounting Firm’s Consent — Reed Elsevier NV Consolidated Financial Statements.

23.4+	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.5+	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.2).

23.6+	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3).

24.1+	Powers of attorney (included in the signature pages of this Registration Statement).

25.1+	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.1.

99.1+	Form of Letter of Transmittal.

99.2+	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3+	Form of Letter to Clients.

99.4+	Form of Notice of Guaranteed Delivery.

+	Filed herewith